CERTIFIED PUBLIC ACCOUNTANTS


CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Providence Capital VII, Inc.
Dated: March 14, 2001


We consent to the incorporation by reference of our report on page F-1 dated March 14, 2001 in this Form 10-KSB of Providence Capital VII for the period ended December 31, 2000 included in the Form 10SB12G
Registration Statement No. 000-30437.

Cayer Prescott Clune & Chatellier, LLC

CAYER PRESCOTT CLUNE & CHATELLIER, LLC

Providence, RI
March 14, 2001